UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 12, 2007
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 13, 2007, we entered into a Mutual Termination, Release and Agreement with The Marshall Special Assets Group, Inc. (“Marshall”), effective February 12, 2007. Pursuant to such agreement, we will pay Marshall a fee in connection with sales of our software and hardware to customers, distributors and resellers for use exclusively in the ultimate operations of or for use in a lottery (“End Users”). Under such agreement, we will pay Marshall (i) 30% of the net invoice price for the sale of our software to End Users, and (ii) 2% of the net invoice price for the sale of hardware to End Users, in each case collected by us on or before February 12, 2012, with a minimum annual payment of $50,000 for three years. Marshall will pay 50% of the costs and expenses incurred by us in relation to any test installations involving sales or prospective sales to End Users. Such agreement appears as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     On February 13, 2007, we terminated our strategic partnership agreement with The Marshall Special Assets Group, Inc. (“Marshall”) entered into in May 2004, by signing a Mutual Termination, Release and Agreement with Marshall, effective February 12, 2007. By entering into the Mutual Termination, Release and Agreement, we regained the rights to directly control our sales and marketing process within the gaming industry and will obtain increased margins in all future digital signage sales in such industry. Under the strategic partnership agreement, we had granted Marshall the right to be the exclusive distributor of our products to entities and companies and an exclusive license to our technology in the gaming and lottery industry throughout the world for an initial two-year term. Marshall was to pay us 38% of the gross profit on all products and technical and support services generated by the sale of each RoninCast system and related services. For any fees or payments received by us for technical and support services, we were to pay Marshall 62% of the gross profit on such technical and support services. Pursuant to the terms of the Mutual Termination, Release and Agreement, we paid Marshall an aggregate amount equal to the sum of (i) $500,000 and (ii) $153,994.52 (representing a return of 12% per annum accrued through the date hereof on amounts previously paid by Marshall to us under the strategic partnership agreement), in consideration of the termination of all of Marshall’s rights under the strategic partnership agreement and in full satisfaction of any further obligations to Marshall under the strategic partnership agreement. Such Mutual Termination, Release and Agreement appears as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.02.
ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On February 16, 2007, we issued a press release announcing fourth quarter 2006 and full year 2006 results. A copy of the press release is furnished herewith as Exhibit 99 and is incorporated in this Item 2.02 by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
     See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10	Mutual Termination, Release and Agreement, dated February 13, 2007, between the Registrant and The Marshall Special Assets Group, Inc.

99	Press Release, dated February 16, 2007.